As filed with the Securities and Exchange Commission on March 1, 2017

Registration No. 333-215929

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PROSHARES TRUST II

(Exact name of registrant as specified in its charter)

Delaware	6221	87-6284802
(State of Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Schmidtberger

James C. Munsell

c/o Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

East Tower, 10th Floor

Bethesda, MD 20814

Approximate date of commencement of proposed sale to the public: As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ Registration Statement No. 333-215929

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-215929) is being filed to incorporate the financial statements by reference to ProShares Trust II’s Form 10-K for the fiscal year ended December 31, 2016 and update the document to include Exhibit 23.3 as indicated in Part II of this Post-Effective Amendment No. 1. This Post-Effective Amendment No. 1 does not substantively modify the prospectus that forms a part of the Registration Statement. Accordingly, a prospectus has been omitted.

PART II

Information Not Required in Prospectus

Item 13.	Other Expenses of Issuance and Distribution.

The following chart reflects estimated amounts required to prepare and file this Registration Statement and complete the offering of the Shares.

	Approximate Amount
Securities and Exchange Commission Registration Fee	$18,582	*
FINRA Filing Fee	$0
Printing Expenses	$10,000
Fees of Certified Public Accountants	$5,000
Fees of Counsel	$15,000

Total	$48,582

*	Previously paid in connection with the filing of an earlier Registration Statement on Form S-3 (Registration No. 333-213918).

Item 14.	Indemnification of Directors and Officers.

The amended and restated Trust Agreement of the Trust provides for, and as amended from time-to-time, will provide for, the indemnification of the Sponsor. The Sponsor (including Covered Persons as will be provided under each amended and restated Trust Agreement) shall be indemnified by the Trust (or any Fund separately to the extent the matter in question relates to a single Fund or is otherwise disproportionate), against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Sponsor may be or may have been involved as a party or otherwise or with which such Sponsor may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as the Sponsor or by reason of his or her being or having been the Sponsor except with respect to any matter as to which such Sponsor shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Sponsor’s action was in the best interests of the Trust and except that the Sponsor shall not be indemnified against any liability to the Trust or its Shareholders by reason of willful misconduct or gross negligence of such Sponsor.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description of Document

4.1	Amended and Restated Trust Agreement of ProShares Trust II(1)

4.2	Form of Authorized Participant Agreement(2)

5.1	Opinion of Richards, Layton & Finger, P.A. as to legality(7)

8.1	Opinion of Sidley Austin LLP as to income tax matters(7)

10.1	Form of Sponsor Agreement(3)

10.2	Form of Administration and Transfer Agency Services Agreement(2)

10.3	Form of Custodian Agreement(4)

10.4	Form of Distribution Agreement(2)

10.5	Form of Futures Account Agreement(2)

10.6	Form of Institutional Master Futures Client Account Agreement(5)

23.1	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 8.1)

23.3	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney(6)

(1)	Incorporated by reference to the Trust’s Registration Statement, filed on September 18, 2008.
(2)	Incorporated by reference to the Trust’s Registration Statement, filed on November 17, 2008.
(3)	Incorporated by reference to the Trust’s Registration Statement, filed on August 15, 2008.
(4)	Incorporated by reference to the Trust’s Registration Statement, filed on October 22, 2008.
(5)	Incorporated by reference to the Trust’s Registration Statement filed on September 16, 2011.
(6)	Previously filed with the Registration Statement on February 7, 2017
(7)	Previously filed with the Registration Statement on February 27, 2017

(b)	The following financial statements are included in the Prospectus:
None.*

*	The financial statements are being incorporated by reference to the Trust’s Form 10-K for the fiscal year ended December 31, 2016, filed on March 1, 2017.

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

(A)	Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into a registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their respective counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, State of Maryland, on the 28th day of February, 2017.

ProShares Trust II

By:	/s/ Todd B. Johnson
Name:	Todd B. Johnson
Title:	Principal Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

/s/ Todd B. Johnson	Principal Executive Officer	February 28, 2017
Name: Todd B. Johnson

/s/ Edward Karpowicz	Principal Financial Officer	February 28, 2017
Name: Edward Karpowicz	Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons on behalf of the Sponsor in the capacities and on the date indicated.

/s/ Louis M. Mayberg Name: Louis M. Mayberg*	Member of the Sponsor (Director)	February 28, 2017

/s/ Michael L. Sapir Name: Michael L. Sapir*	Member of the Sponsor (Director)	February 28, 2017

* Signed by Todd B. Johnson pursuant to power of attorney dated February 7, 2017.